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                          SECURITIES PURCHASE AGREEMENT


            SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 19, 2005, by and between VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation (the "Company"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an "Investor" and, collectively, as the "Investors".

         A. The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (i) one or more Senior Secured Convertible Debentures in the form attached hereto as Exhibit A (each, a "Debenture" and, collectively, the "Debentures") and (ii) one or more Warrants in the form attached hereto as Exhibit B (each, a "Warrant" and, collectively, the "Warrants"). The shares of Common Stock into which the Debentures are convertible are referred to herein as the "Conversion Shares" and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the "Warrant Shares".

         B. Each Warrant issued at a Closing (as defined below) will (i) entitle an Investor to purchase a number of Warrant Shares equal to fifty percent (50%) of the number of shares that would be issuable upon conversion of the Debenture purchased by such Investor at such Closing, at the Conversion Price (as defined below) in effect on the date of such Closing, and without regard to any restrictions on such conversion, (ii) have an exercise price equal to (A) with respect to the Initial Warrants (as defined below), two dollars and eighty-eight cents ($2.88) and (B) with respect to the Option Warrants (as defined below), the lower of (x) $2.88 and (y) one hundred and twenty percent (120%) of the Conversion Price for the Option Debentures (as defined below) (subject in each case to adjustment as provided therein), and (iii) expire on the seventh (7th) anniversary of such date.

         C. At the Initial Closing (as defined below), the Company will deposit with Wachovia Bank, National Association, as collateral agent (the "Collateral Agent"), an amount of cash equal to $1,394,321 (as defined below) (the "Collateral Amount") to be held by the Collateral Agent for the benefit of the Investors pursuant to the Cash Collateral Agreement attached as Exhibit C (the "Cash Collateral Agreement") in order to secure the Company's performance of its obligations under such Debentures.

         D. The Company's obligations under the Debentures, including without limitation its obligation to make payments of principal thereof and interest thereon, are guaranteed by the Company's wholly-owned subsidiary, Vyteris, Inc. (the "Operating Subsidiary") pursuant to a Subsidiary Guaranty Agreement in the form attached hereto as Exhibit D (the "Subsidiary Guaranty"), and are secured pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit E (the "Security Agreement").

         E. The Company has agreed to effect the registration of the shares of Common Stock underlying the Debentures and the Warrants under the Securities Act of 1933, as amended (the
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"Securities Act"), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement").

         F. The sale of the Debentures and the Warrants by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Commission (as defined below) under the Securities Act.

         In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

         1.1 Initial Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) a Debenture (an "Initial Debenture") with a principal amount equal to the amount set forth below such Investor's name on the signature pages hereof and (ii) a Warrant (an "Initial Warrant"). The date on which the closing of such purchase and sale occurs (the "Initial Closing") is hereinafter referred to as the "Initial Closing Date". The Initial Closing will be deemed to occur when (A) this Agreement and the other Initial Transaction Documents (as defined below) have been executed and delivered by the Company and each Investor, (B) each of the conditions to the Initial Closing described in this Agreement has been satisfied or waived as specified therein and (C) full payment of each Investor's Purchase Price (as defined below) payable with respect to the Initial Debenture and Initial Warrant being purchased by such Investor at the Initial Closing has been made by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing such Initial Debenture and Initial Warrant.

         1.2 Option Closing. Each Investor shall have the right, exercisable by delivery to the Company of a written notice of such exercise in the form of Exhibit G (an "Option Exercise Notice") at any time during the period commencing on the Initial Closing Date and ending on (and including) the Option Expiration Date (as defined below), to purchase, and upon such exercise the Company agrees to sell to such Investor, upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, (i) a Debenture (an "Option Debenture" and, together with the Debentures issued to the other Investors at the Option Closing (as defined below), the "Option Debentures") with a principal amount equal to or, at the option of such Investor, less than fifty percent (50%) of the original principal amount of the Initial Debenture purchased by such Investor at the Initial Closing and (ii) a Warrant (an "Option Warrant" and, together with the Warrants issued to the other Investors at the Option Closing (as defined below), the "Option Warrants"). For purposes hereof, "Option Expiration Date" means the earlier to occur of (i) the ninetieth (90th) day following the Effective Date and (ii) the date on which each Investor has either exercised its rights under this Section 1.2 or notified the Company in writing that it does not intend to exercise such rights (or, if such date is not a Business Day, on the immediately succeeding Business Day). The date on which the closing of the purchase and sale of the Option Debentures and Option Warrants occurs (the "Option Closing") shall be the third (3rd) Business Day following the Option Expiration Date (the "Option Closing Date"). The Option Closing will be deemed to occur when (A) each of


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the conditions to the Option Closing described in this Agreement has been satisfied or waived as specified therein and (B) full payment of each Investor's Purchase Price (as defined below) payable with respect to the Option Debenture and Option Warrant being purchased by such Investor at the Option Closing has been made by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing such Option Debenture and Option Warrant.

         1.3 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:


               "Affiliate" means, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's board of directors or other management committee or group, by contract or otherwise.

               "Amortization Stock Option Share" has the meaning specified in the Debentures.

               "Board of Directors" means the Company's board of directors.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

               "Closing" means each of the Initial Closing and the Option
Closing.

               "Closing Date" means each of the Initial Closing Date and the Option Closing Date.

               "Collateral Amount" has the meaning specified in the preamble to this Agreement

               "Commission" means the United States Securities and Exchange Commission.

               "Common Stock" means the common stock, par value $0.001 per share, of the Company.

               "Conversion Price" has the meaning specified in the Debentures.

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               "Debt" means as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

               "Disclosure Documents" means all SEC Documents filed with the Commission at least five (5) Business Days prior to the Execution Date via EDGAR in accordance with the requirements of Regulation S-T under the Exchange Act.

               "Effective Date" has the meaning set forth in the Registration Rights Agreement.

               "Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

               "Event of Default" has the meaning set forth in the Debentures.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

               "Excluded Security" has the meaning specified in the Debentures.

               "Execution Date" means the date of this Agreement.

               "GAAP" means United States generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and
(iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a "consistent basis" when the accounting principles applied in


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a current period are comparable in all material respects to those accounting principles applied in a preceding period, except to the extent that new accounting standards have been adopted by such organizations applicable as of the current period.

               "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

               "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

               "Initial Effective Date" has the meaning set forth in the Registration Rights Agreement.

               "Initial Transaction Documents" means (i) this Agreement, (ii) the Initial Debentures, (iii) the Initial Warrants, (iv) the Cash Collateral Agreement, (v) the Registration Rights Agreement, (vi) the Subsidiary Guaranty,
(vii) the Security Agreement and (viii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company any of its officers at the Initial Closing.

               "Intellectual Property" means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, trade secrets, know-how or royalty rights.

               "Interest Stock Option Share" has the meaning specified in the Debentures.

               "Key Employee" means each of Vincent De Caprio, Michael McGuinness, and James Garrison.

               "Lien" means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

               "Material Adverse Effect" means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).


                                       5
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               "Material Contracts" means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

               "NASD" means the National Association of Securities Dealers, Inc.

               "Obligations" means any and all indebtedness, liabilities and obligations of the Company to the Investor evidenced by and/or arising pursuant to this Agreement to pay amounts due on the Debentures or to make other cash payments, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in this Agreement or the Debentures.

               "Option Expiration Date" has the meaning specified in Section 1.2 hereof.

               "Pension Plan" means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

               "Permitted Debt" means the following:

               (a) the Debentures;

               (b) Debt outstanding on the Execution Date and disclosed on
Schedule 3.5 hereto and any Debt incurred to replace any such outstanding Debt, as long as such replacement Debt is on terms no less favorable to the Company than the terms of such outstanding Debt, has no greater priority in payment or liquidation than such outstanding Debt, and matures at least ninety (90) days following the Maturity Date (as defined in the Debentures); provided, however, that any currently outstanding loans made by Spencer Trask (as defined below), and any replacements thereof, shall constitute Permitted Debt only to the extent that such loans do not exceed the limits set forth in paragraph (c) of this definition;

               (c) Debt consisting of working capital credit facilities obtained on commercially reasonable terms and secured only by the Company's and/or the Subsidiaries' accounts receivable and/or inventory, in an aggregate amount (including in such amount any obligations outstanding currently or in the future pursuant to loans made by Spencer Trask or any Related Party (as each such term is defined below)) not to exceed five million dollars ($5,000,000) at any one time outstanding (the "Working Capital Threshold"); provided, however, that the amount of such Debt at any one time outstanding (i) may exceed the Working Capital Threshold if the amount in excess of the Working Capital Threshold is used solely to pay down the Debentures (on a pro rata basis according to the outstanding principal balance of each


                                       6
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Debenture then outstanding) within one (1) Business Day following the date on which such Debt is incurred, it being understood that any such payment shall be applied to the principal due on the scheduled Principal Payment Date(s) (as defined in the Debentures) immediately following the date on which such Debt is incurred and (ii) shall not exceed ten million dollars ($10,000,000) in the aggregate;

               (d) Subordinated Debt; and

               (e) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or the Subsidiaries other than the assets so leased.

               "Permitted Liens" means the following:

               (a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of the Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (b) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

               (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established;

               (d) any interest or title of a lessor under any capitalized lease obligation provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation; and

               (e) Liens on the Company's and/or the Subsidiaries' accounts receivable and/or inventory securing amounts due under a working capital facility obtained on commercially reasonable terms in an aggregate amount (including in such amount any obligations outstanding currently or in the future pursuant to loans made by Spencer Trask or any Related Party) not to exceed five million dollars ($5,000,000); provided, however, that the Debt so secured may be up to but not more than $10,000,000 if all of the proceeds of such Debt in

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excess of $5,000,000 is used solely to pay down the Debentures in accordance with paragraph (c) of the definition of "Permitted Debt."

               "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

               "Principal Market" means the principal exchange or market on which the Common Stock is listed or traded.

               "Property" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

               "Pro Rata Share" means, with respect to an Investor, the ratio determined by dividing (i) the principal amount of the Debenture or Debentures purchased hereunder by such Investor by (ii) the aggregate principal amount of the Debentures purchased hereunder by all of the Investors.

               "Purchase Price" means, with respect to a Debenture and Warrant purchased at the Closing, the original principal amount of such Debenture.

               "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

               "Related Party" means each of Spencer Trask Specialty Group, LLC, a Delaware limited liability company, Spencer Trask Private Equity Fund I, LP, a Delaware limited partnership, Spencer Trask Private Equity Fund II, LP, a Delaware limited partnership, Spencer Trask Private Equity Accredited Fund LLC, a New York limited liability company, and Spencer Trask Illumination Fund LLC, a New York limited liability company.

               "Reserved Amount" has the meaning specified in Section 4.3 hereof.

               "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of the Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of the Subsidiaries now or hereafter outstanding, except the Securities; (c) any payment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Subordinated Debt (whether upon acceleration of such Debt or otherwise); and (d) any loan, advance or payment to any officer or director of the Company or any of the Subsidiaries, exclusive of (i) reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business and (ii) the scheduled repayment of


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principal and interest with respect to any loans made by any such officer or director of the Company provided such loans are outstanding as of the date hereof and are set forth on Schedule 3.5 hereto. Notwithstanding the foregoing,
(A) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or the grant of additional options or warrants or the issuance of additional securities (and the redemption of unvested restricted stock for an amount equal to the purchase price thereof), in each such case under any Company stock option or restricted stock plan approved by the independent members of the Board of Directors or by a committee of the Board of Directors consisting only of independent members of the Board of Directors, and (B) the issuance of equity securities to, or making payments under license, joint venture or similar agreements with, persons with whom the Company has a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company's business, the primary purpose of which is not to raise equity capital, shall not be deemed to be a Restricted Payment.

               "Rule 144" means Rule 144 under the Securities Act or any successor provision.

               "SEC Documents" has the meaning specified in Section 3.4 hereof.

               "Securities" means the Debentures, the Conversion Shares, the Warrants, the Warrant Shares, the Amortization Stock Option Shares and the Interest Stock Option Shares.

               "Security Agreement" has the meaning specified in the preamble to this Agreement.

               "Series B Waiver" means the Series B Preferred Waiver and Agreement, dated as of the date hereof, by the Company, Spencer Trask Specialty Group, LLC, and The Donald F. Farley Inter Vivos Trust, for the benefit of the Investors.

               "Spencer Trask" means STSG Specialty Group, LLC, a Delaware limited liability company.

               "Subordinated Debt" means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured; (b) such Debt is contractually fully subordinated, as to payment and liquidation, to the payment in full of the Debentures and the Obligations on terms, and pursuant to written agreements in form and substance, that restrict the subordinated creditor from pre-paying any amounts in respect of the principal of such Debt (upon acceleration or otherwise) or commencing any judicial or other collection efforts or exercising any other remedies prior to the date that is ninety-one
(91) days following the payment in full of the Debentures; and (c) such Debt does not mature prior to the date that is ninety-one (91) days following the latest Maturity Date (as defined in the Debentures) of the Debentures then outstanding.

               "Subsequent Effective Date" has the meaning set forth in the Registration Rights Agreement.


                                       9
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               "Subsequent Placement" has the meaning specified in Section 4.9 hereof.

               "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries.

               "Termination Date" means the first date on which there are no Debentures outstanding or any Obligations owed thereunder.

               "Trading Day" means any day on which the Common Stock is purchased and sold on the Principal Market.

               "Transaction Documents" means (i) this Agreement, (ii) the Debentures, (iii) the Warrants, (iv) the Cash Collateral Agreement, (v) the Subsidiary Guaranty, (vi) the Security Agreement, (vii) the Registration Rights Agreement, (viii) the Series B Waiver, and (ix) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company any of its officers at any Closing.

               "Variable Rate Security" means any security or other instrument that is convertible into or exercisable or exchangeable for Common Stock at a fluctuating conversion or exercise price or exchange ratio.

               "VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Investors and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

         1.4 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

         Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution
Date:

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         2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor's name on the signature page hereof with the requisite corporate power and authority to purchase the Debentures and Warrants to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and upon the execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor's valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         2.2 Accredited Investor. Such Investor (i) is an "accredited investor" as that term is defined in Rule 501 of Regulation D, (ii) is acquiring the Debentures and Warrants solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. Such Investor can bear the economic risk of a total loss of its investment in the Debentures and the Warrants and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

         2.3 Information. The Company has, prior to the Execution Date, provided such Investor with information regarding the business, operations and financial condition of the Company and has, prior to the Execution Date, granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debentures and Warrants hereunder, in order for such Investor to make an informed decision with respect to its investment in the Debentures and Warrants. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

         2.4 Limitations on Disposition. Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. Such Investor agrees that neither it nor any Person acting on its behalf or at its direction will engage in any transactions in securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

         2.5 Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or the Corporation has been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Notwithstanding the foregoing but subject to compliance with the requirements of the Securities Act and applicable state securities laws, these securities and the securities issuable upon exercise hereof (i) may be pledged or hypothecated in connection with a bona fide margin account or other loan secured by such securities and (ii) may be transferred or assigned to an affiliate of the holder hereof."

             Notwithstanding the foregoing, it is agreed that, as long as such Securities (A) have been sold or transferred pursuant to an effective registration statement, (B) have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

         2.6 Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

         2.7 Non-Affiliate Status; Common Stock Ownership. Such Investor is not an Affiliate of the Company and is not acting in association or concert with any other Person in regard to its purchase of Debentures and Warrants or otherwise in respect of the Company. Such Investor's investment in Debentures and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

         2.8 Short Positions. Neither such Investor nor any person trading on its behalf or at its discretion has established or maintained a short position in the Company's securities at any time since the earlier to occur of (a) the thirty (30) days immediately preceding the Execution Date and (b) the time such Investor was first informed by the Company or any placement agent acting on behalf of the Company about the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date:

         3.1 Organization, Good Standing and Qualification. Each of the Company and the Subsidiaries is duly organized, validly existing and, where applicable as a legal concept, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Subsidiaries is duly qualified to transact business and, where applicable as a legal concept, is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect. The Operating Subsidiary is the only Subsidiary that holds any assets or operates any part of the Company's consolidated business.

         3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue and sell the Debentures and the Warrants to the Investors in accordance with the terms hereof, to issue Conversion Shares, Amortization Stock Option Shares and Interest Stock Option Shares pursuant to the terms of the Debentures and to issue Warrant Shares upon exercise of the Warrants. The Operating Subsidiary has the requisite corporate power and authority to enter into and perform its obligations under the Subsidiary Guaranty and the Security Agreement. All corporate action on the part of the Company and of the Operating Subsidiary by their respective officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by each of the Company and the Operating Subsidiary of its obligations under, the Transaction Documents to which it is a party has been taken, and no further consent or authorization of the Company or the Operating Subsidiary, their respective Boards of Directors, shareholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers ("NASD") or otherwise).

         3.3 Enforcement. This Agreement has been and, at or prior to each Closing, each other Transaction Document to be delivered at such Closing will be, duly executed and delivered by the Company and, in the case of the Subsidiary Guaranty and the Security Agreement, the Operating Subsidiary. This Agreement constitutes and, following the execution and delivery thereof by the Company, each Transaction Document will constitute, the valid and legally binding obligation of the Company or, in the case of the Subsidiary Guaranty and the Security Agreement, of the Operating Subsidiary, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2003 (collectively, the "SEC Documents"). The Company is not aware of any event occurring or expected to occur on or prior to the Initial Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Initial Closing. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that are required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business that, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents. Except as set forth in the Disclosure Documents, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The financial statements included in the SEC Documents have been and will be prepared in accordance with GAAP consistently applied at the times and during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, or (iii) as set forth in the SEC Documents), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

         3.5 Capitalization; Debt Schedule. The capitalization of the Company as of the date of this Agreement, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debentures and exercise of the Warrants, is set forth on Schedule 3.5 hereto. All issued and outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable. Except as disclosed on Schedule
3.5 hereto, the Company or a Subsidiary owns all of the capital stock of each Subsidiary, which capital stock is validly issued, fully paid and, where applicable as a legal concept, non-assessable, and no shares of the capital stock of the Company or any of the Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any such Subsidiary or any Liens created by or through the Company or any such Subsidiary. Except as disclosed on Schedule 3.5 or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Subsidiaries, or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries (whether pursuant to anti-dilution, "reset" or other similar provisions). Schedule 3.5 identifies all Debt of the Company and the Subsidiaries currently outstanding in excess of $100,000 individually or in the aggregate as of the Execution Date.

         3.6 Due Authorization; Valid Issuance. The Debentures are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of each Investor's representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of each Investor's representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares, the Amortization Stock Option Shares and the Interest Stock Option Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

         3.7 No Conflict. Neither the Company nor any of the Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document. Neither the Company nor any of the Subsidiaries is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Subsidiary, except for any violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the reservation for issuance and issuance of the Conversion Shares, the Amortization Stock Option Shares, the Interest Stock Option Shares and the Warrant Shares) will not result in any violation of any provisions of the Company's or any Subsidiary's Certificate of Incorporation, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of the Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any "reset" or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company's securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise).

         3.8 Financial Condition; Taxes; Litigation.

             3.8.1 The financial condition of the Company and each Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments. Except as otherwise described on Schedule 3.8 hereto, as of the date hereof and as of each Closing Date, there has been no material adverse change to the business, operations, properties, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

             3.8.2 The Company and each of the Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of the Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has any material liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

             3.8.3 Neither the Company nor any of the Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

             3.8.4 Except as described on Schedule 3.8 hereto, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of the Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith. Neither the Company nor any of the Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Government Authority which has had or would reasonably be expected to have a Material Adverse Effect.

         3.9 Form SB-2. The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form SB-2 under the Securities Act. To the Company's knowledge, as of the date hereof and as of each Closing Date, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

         3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with the terms of the Debentures, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, is unconditional (other than with respect to the conditions set forth in the Debentures and the Warrants, respectively) regardless of the effect of any such dilution.

         3.11 Intellectual Property. Except as set forth in Schedule 3.11:

             (a) The Company and the Subsidiaries own, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its respective business as presently conducted in all material respects (other than with respect to software which is generally commercially available and not used or incorporated into the Company's products and open source software which may be subject to one or more "open source" licenses), except as has not had and would not reasonably be expected to have a Material Adverse Effect.

             (b) Neither the Company nor any of the Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or the Subsidiaries, or which the Company or any of the Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary and, to the Company's knowledge, there is no valid basis for any such claim (whether or not pending or threatened), except as has not had and would not reasonably be expected to have a Material Adverse Effect.

             (c) The business of the Company and the Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and the Subsidiaries do not, to the knowledge of the Company, infringe any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties, except, in each such case, as has not had and would not reasonably be expected to have a Material Adverse Effect.

             (d) No claim is pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries nor has the Company or any of the Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company's or the Subsidiaries' present or contemplated activities infringe or may infringe any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any rights of the Company or any of the Subsidiaries under any Intellectual Property Rights, except as has not had and would not reasonably be expected to have a Material Adverse Effect.

             (e) All licenses or other agreements under which the Company or any of the Subsidiaries is granted Intellectual Property (excluding licenses to use software utilized in the Company's or such Subsidiary's internal operations and which is generally commercially available) are in full force and effect and, to the Company's knowledge, there is no default by any party thereto, except as has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby, except as has not had and would not reasonably be expected to have a Material Adverse Effect.

             (f) All licenses or other agreements under which the Company or any of the Subsidiaries has granted rights to Intellectual Property to others (including all end-user agreements) since January 1, 2004, are in full force and effect unless otherwise terminated in accordance with the terms of such licenses or arrangements and there has been no material default by the Company or any of the Subsidiaries thereunder and, to the Company's knowledge, there is no material default by any other party thereto.

             (g) The Company and the Subsidiaries have taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all trade secrets developed by or belonging to the Company or the Subsidiaries which has not been patented or copyrighted. To the Company's knowledge, none of the employees of the Company or any of the Subsidiaries has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee's duties for the Company or the Subsidiaries or result in any former employers of such employees having any rights in, or claims on, the Company's or any of the Subsidiaries' Intellectual Property. Except as set forth on Schedule 3.11, each current and former employee of the Company and of each of the Subsidiaries has executed agreements regarding confidentiality, proprietary information and assignment of inventions to the Company or the Subsidiaries, each independent contractor or consultant of the Company and of each of the Subsidiaries has executed agreements regarding confidentiality and proprietary information, and neither the Company nor any of the Subsidiaries has received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limiting the foregoing: (i) the Company and each of the Subsidiaries has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property that is confidential or proprietary; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or of any of the Subsidiaries) has unauthorized possession of any of its trade secrets, or any part thereof, or that any Person has obtained unauthorized access to any of its trade secrets. To the Company's knowledge, the Company and each of the Subsidiaries has complied in all material respects with its respective obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

         3.12 Registration Rights; Rights of Participation. Except as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior or waived to the date hereof and (B) no person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company as a result of the transactions contemplated by this Agreement or the other Transaction Documents.

         3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of the Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

         3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

         3.15 Foreign Corrupt Practices. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         3.16 Key Employees. Each Key Employee is currently serving in the capacity described in the Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

         3.17 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit.

         3.18 Environment. To the Company's knowledge, except as disclosed in the Disclosure Documents, the Company and the Subsidiaries have no liabilities under any Environmental Law nor, to the Company's knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         3.19 ERISA. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

         3.20 Disclosure. The representations, warranties and written statements contained in the Disclosure Documents, this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to such Investor by the Company pursuant to this Agreement and the other Transaction Documents and in connection with such Investor's due diligence investigation of the Company, taken as a whole, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Except for the terms of this Agreement and the other Transaction Documents, neither the Company nor any Person acting on its behalf or at its direction has provided such Investor with material non-public information. Following the issuance of the press release in accordance with Section 4.1(c) hereof, to the Company's knowledge, such Investor will not possess any material non-public information concerning the Company as a result of information provided directly to such Investor by the Company or its agents or representatives. The Company acknowledges that each Investor is relying on the representations, acknowledgments and agreements made by the Company in Section 3 hereof and elsewhere in this Agreement in making investing, trading and/or other decisions concerning the Company's securities.

         3.21 Insurance. The Company maintains insurance for itself and the Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and the Subsidiaries are engaged, except where the failure to maintain such insurance has not had or would not reasonably be expected to have a Material Adverse Effect. No notice of cancellation has been received for any of such policies and the Company is in compliance in all material respects with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost (other than cost increases generally affecting the market for such insurance). Without limiting the generality of the foregoing, the Company maintains Director's and Officer's insurance in the amount set forth on Schedule 3.21.

         3.22 Property. Neither the Company nor any Subsidiary owns any real Property. The Company and the Subsidiaries have valid and legal title to all personal Property owned by them, in each case free and clear of all Liens, except for Permitted Liens. To the Company's knowledge, any Property held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company and the Subsidiaries.

         3.23 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such authorization or permit would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         3.24 Exchange Act Registration; Listing. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company currently meets the eligibility requirements for quotation of the Common Stock on the OTC Bulletin Board, and has not received any notice from the NASD that it does not currently satisfy such requirements or that such continued quotation is in any way threatened.

         3.25 Investment Company Status. The Company is not, and immediately after receipt of payment for the Debentures and the Warrants issued under this Agreement will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

         3.26 Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Initial Closing.

         3.27 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except as has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Documents, the Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company's senior management; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

         3.28 Transactions with Interested Persons. Except as set forth in
Schedule 3.28, no officer, director or employee of the Company or any of the Subsidiaries is or has made any arrangements with the Company or any of the Subsidiaries to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         3.29 Customers and Suppliers. The relationships of the Company and the Subsidiaries with the material customers and suppliers of the Company and the Subsidiaries taken as a whole, are maintained on commercially reasonable terms. To the Company's knowledge, no customer or supplier of the Company or any of the Subsidiaries has any plan or intention to terminate any agreement with the Company or such Subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

         3.30 No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

4.       COVENANTS OF THE COMPANY AND EACH INVESTOR.

         4.1 The Company agrees with each Investor that the Company will:

             (a) file a Form D with respect to the Securities issued at each Closing as and when required by Regulation D and provide a copy thereof to such Investor promptly after such filing at such Investor's request;

             (b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debentures and Warrants for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to such Investor at such Investor's request;

             (c) (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) prior to Closing, transmit for filing with the Commission a Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 disclosing, among other things, the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement and the other Transaction Documents, and provide each Investor with a receipt that such report has been accepted for filing by the Commission; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release or Form 10-Q prior to the issuance or filing thereof; and

             (d) (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Option Expiration Date, issue a press release disclosing the material terms of the transactions scheduled to occur on the Option Closing Date, and (ii) on or prior to 5:00 p.m. (eastern time) on such Business Day, transmit for filing with the Commission a Current Report on Form 8-K disclosing the material terms of the Securities to be issued at the Option Closing; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

         4.2 Existence and Compliance. The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:

                (a) maintain its corporate existence in good standing;

                (b) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

                (c) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                (d) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to comply with any Governmental Requirements, the applicability or validity of which is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

                (e) provide each Investor with copies of all materials sent to its shareholders at the same time as such materials are delivered to such shareholders;

                (f) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination;

                (g) take commercially reasonable steps to restrict each of the Company's Key Employees from selling shares of Common Stock prior to the later to occur of (i) the Initial Effective Date and (ii) if the Option Closing occurs, the Subsequent Effective Date (each as defined in the Registration Rights Agreement), other than in connection with any 10b-5(1) trading plans in effect as of the Execution Date and disclosed to each Investor in writing; and

                (h) use commercially reasonable efforts to maintain adequate insurance coverage (including D&O insurance) for the Company and each Subsidiary.

         4.3 Reservation of Common Stock. The Company shall, on the Initial Closing Date, have a number of shares of Common Stock (the "Reserved Amount") authorized and reserved for issuance to the Investors free from any preemptive rights that, on such Closing Date, is not less than two hundred percent (200%) of the sum of (A) the number of Conversion Shares issuable upon conversion of all of the Debentures issued or issuable at or prior to the Initial Closing plus (B) the number of Warrant Shares issuable upon exercise of all of the Warrants issued or issuable at or prior to the Initial Closing, in each case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Debentures or the Warrants. The Reserved Amount shall be allocated in accordance with each Investor's Pro Rata Share. In the event that an Investor shall sell or otherwise transfer any of such Investor's Debentures or Warrants, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount allocated to any Investor or other Person which no longer holds any Debentures or Warrants shall be reallocated to the remaining Investors pro rata based on the number of Registrable Securities held by such Investors at such time. In the event that the Reserved Amount is insufficient at any time to cover one hundred and fifty percent (150%) of the Registrable Securities issuable upon the conversion of the Debentures and the exercise of the Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its shareholders) to increase the Reserved Amount to cover two hundred percent (200%) of the Registrable Securities issuable upon such conversion and exercise), such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event shareholder approval is required for such increase) following the Company's receipt of written notice of such deficiency. While any Debentures or Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor.

         4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and Warrants as specified on Schedule 4.4 hereof; provided, that the Company shall not use any of such proceeds (i) to pay any dividend or make any distribution on any of its equity securities, or (ii) to repay any loan made to or incurred by any Key Employee or any other officer or director of the Company.

         4.5 Limitation on Debt and Liens. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall refrain, and shall ensure that each of the Subsidiaries refrains, (a) from incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof, other than Permitted Debt, and (b) from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens.

         4.6 Restricted Payments. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

                (a) the Company may make scheduled payments of principal and interest accrued on any Permitted Debt; and

                (b) Subsidiaries of the Company may make Restricted Payments to the Company;

provided, however, that no Restricted Payments may be made pursuant to clause
(a) or (b) above if an Event of Default (or an event or circumstance that with the giving of notice or lapse of time would constitute an Event of Default) exists at the time of such Restricted Payment or would result therefrom.

         4.7 Mergers and Consolidations. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, and will not permit any Subsidiary of the Company to, without the prior written consent of Investors holding at least a majority in principal amount of the Debentures then outstanding (which consent will not be unreasonably withheld), merge with or consolidate into, any Person, except that (i) any of the Company's wholly owned Subsidiaries may merge with, consolidate into the Company or another of the Company's wholly owned Subsidiaries and (ii) the Company or any Subsidiary of the Company may effect a merger solely for the purpose of changing its jurisdiction of incorporation.

         4.8 Acquisitions and Investments. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any Subsidiary of the Company to, purchase or otherwise acquire the capital stock or other equity interests in or assets (constituting a business unit) of, any Person or agree to do so, unless (a) the business or entity to be acquired has had net positive cash flow from operations (determined in accordance with GAAP after deducting the amount of capital expenditures) during the twelve-month period immediately preceding such acquisition and (b) the Company in good faith believes that the acquired business or entity will continue to generate such positive cash flow during the twelve-month period immediately following such acquisition.

         4.9 Issuance Limitations. From the Execution Date through the Effective Date, the Company shall not issue, sell or exchange, or agree or obligate itself to issue, sell or exchange or reserve, agree to or set aside for issuance, sale or exchange, (1) any shares of Common Stock, (2) any other equity security of the Company, including without limitation shares of preferred stock, (3) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (4) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) through (3) (each a "Subsequent Placement"); provided, however, that the foregoing shall not apply to any Excluded Security. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any of the Subsidiaries to, issue any Variable Rate Security, or any instrument, right or security convertible, exchangeable or exercisable into any such security.

         4.10 Right of Participation.

              (a) Offered Securities. From the Effective Date through the Termination Date, the Company will not, directly or indirectly, effect a Subsequent Placement, unless in each such case the Company shall have first offered to sell to the Investors at least thirty five percent (35%) of the securities being offered in such Subsequent Placement (the securities being offered to the Investors being referred to herein as the "Offered Securities"). The Company shall offer to sell to each Investor such Investor's Pro Rata Share of the Offered Securities (the "Basic Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Investor (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of not less than ten (10) Business Days from such Investor's receipt of the terms of the Offer in writing (the "Offer Period").

              (b) Notice of Acceptance. Each Investor that wishes to accept the Offer shall deliver written notice thereof (a "Notice of Acceptance") to the Company prior to the expiration of the Offer Period, specifying the Basic Amount that the Investor elects to purchase.

              (c) Permitted Sales Of Refused Securities. In the event that Notices of Acceptance are not timely delivered by the Investors in respect of all the Offered Securities within the time frames required by paragraph (b) above, the Company shall have forty-five (45) days from the expiration of the Offer Period to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by an Investor (the "Refused Securities") to the Person or Persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates (if applicable), which are, in the aggregate, no more favorable to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

              (d) Closing. Upon the closing of the purchase and sale of Offered Securities, each Investor shall purchase from the Company, and the Company shall sell to such Investor, the number of Offered Securities specified in the Notice of Acceptance delivered by such Investor. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities on the same terms and conditions applicable to other Persons purchasing the Offered Securities.

              (e) Further Sale. In each case, any Offered Securities not purchased by the Investors or other Person or Persons in accordance herewith may not be sold or otherwise disposed of by the Company until they are again offered to the Investors under the procedures specified herein.

         4.11 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of the Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms' length basis and shall be approved by the Board of Directors, including a majority of the Company's directors not having an interest in such transaction.

         4.12 Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor's name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor or its Affiliate, as the case may be, for the specific use contemplated or as otherwise required by applicable law or regulation.

         4.13 Company's Instructions to Transfer Agent. On or prior to the Initial Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the

Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Debentures) or Exercise Date (as defined in the Warrant), as the case may be. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Debentures, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor's right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

         4.14 Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

              (a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (b) such Investor has notified the Company in writing of any such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor in compliance with applicable securities laws, provided that such Affiliate provides the Company with customary accredited investor and investment representations and agrees to be bound by the terms and conditions of this Agreement, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with customary representations and/or other evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144, or
(C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following such Investor's default under such margin arrangement.

         4.15 Disclosure of Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor's written consent to such disclosure.

         4.16 Cash Collateral Deposit. On or before the Initial Closing Date, the Company will deposit the Collateral Amount with the Collateral Agent as required by the terms of the Cash Collateral Agreement.

         4.17 Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor's representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such shareholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party's written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement
(i) for any settlement by an Investor Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party's wrongful actions or omissions, or gross negligence or to such Investor Party's breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

         4.18 Short Sale Restriction. Each Investor agrees that, during a Notice Period (as defined in the Debentures) it will refrain from engaging in any short sale that, when aggregated with all other short sales effected by such Investor during such Notice Period, would exceed the number of Amortization Stock Option Shares issuable to such Investor with respect to such Notice Period. For purposes hereof, the term "short sale" shall have the definition contained in Rule 200 of Regulation SHO under the Exchange Act.

5. CONDITIONS TO CLOSING.

         5.1 Conditions to Investors' Obligations at the Initial Closing. Each Investor's obligations to effect the Initial Closing, including without limitation its obligation to purchase a Debenture and Warrant at the Initial Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Initial Closing Date:

             5.1.1 the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

             5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Initial Closing;

             5.1.3 the Initial Closing Date shall occur on a date that is not later than August 19, 2005;

             5.1.4 the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this subparagraphs 5.1.1, 5.1.2, 5.1.9, 5.1.10, 5.1.11 and 5.1.12 have been fulfilled as of the Initial Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

             5.1.5 the Company shall have delivered to such Investor an opinion or opinions of counsel for the Company, dated as of the Initial Closing Date, that is in form and substance reasonably acceptable to such Investor;

             5.1.6 the Company shall have delivered to such Investor duly executed certificates representing the Debenture and the Warrant being purchased by such Investor at the Initial Closing;

             5.1.7 the Company shall have executed and delivered to such Investor the Registration H Rights Agreement, the Security Agreement, the Cash Collateral Agreement and the Subordination Agreement (as defined below);

             5.1.8 the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, (ii) resolutions passed by its Board of Directors, or a duly authorized committee thereof, to authorize the transactions contemplated hereby and by the other Transaction Documents and (iii) resolutions passed by the Board of Directors of the Operating Subsidiary, or a duly authorized committee thereof, to authorize the transactions contemplated by the Subsidiary Guaranty and the Security Agreement, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as a representation and warranty of the Company made herein;

             5.1.9 the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock for the period specified in, and in accordance with, Section 4.2(g) hereof;

             5.1.10 there shall have occurred no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent financial statements contained in the Disclosure Documents;

             5.1.11 the Company shall have authorized and reserved for issuance at least two hundred percent (200%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Debentures and exercise of all of the Warrants to be issued at the Initial Closing (such number to be determined without regard to any restriction on such conversion or exercise), and provided such Investor with reasonable evidence thereof; and

             5.1.12 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents;

             5.1.13 the Operating Subsidiary shall have executed and delivered to such Investor the Subsidiary Guaranty and the Security Agreement;

             5.1.14 Spencer Trask shall have executed and delivered to such Investor a Contingent Guaranty in the form of
                          Exhibit I hereto, and Spencer Trask and each Related Party shall have executed and delivered to such Investor a Subordination Agreement in the form of Exhibit J hereto (the "Subordination Agreement");

             5.1.15 Spencer Trask and each Related Party shall have terminated all financing statements (or amended such financing statements) filed with respect to liens on the assets of the Company or the Operating Subsidiary so that Spencer Trask and each Related Party shall have a first lien on the inventory and receivables of the Company and the Operating Subsidiary, and a second lien (subordinated to the first lien of the Investors) on all other assets of the Company and the Operating Subsidiary, and shall have provided such Investor with reasonable evidence thereof; and

             5.1.16 counsel for Spencer Trask shall have delivered to such Investor an opinion, dated as of the Initial Closing Date, in the form attached hereto as Exhibit K hereto and otherwise reasonably acceptable to such Investor.

         5.2 Conditions to Company's Obligations at the Initial Closing. The Company's obligations to effect the Initial Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Initial Closing
Date:

             5.2.1 the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

             5.2.2 such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Initial Closing;

             5.2.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents;

             5.2.4 such Investor shall have executed each Initial Transaction Document to which it is a party and shall have delivered the same to the Company; and

             5.2.5 such Investor shall have tendered to the Company the Purchase Price for the Debenture and Warrant being purchased by it at the Initial Closing by wire transfer of immediately available funds.

         5.3 Conditions to Investors' Obligations at the Option Closing. Each Investor's obligations to effect the Option Closing, including without limitation its obligation to purchase a Debenture and Warrant at the Option Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Option Closing Date:

             5.3.1 the representations and warranties of the Company set forth in this Agreement and in the Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

             5.3.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the Transaction Documents that are required to be complied with or performed by the Company on or before the Option Closing;

             5.3.3 the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in subparagraphs 5.3.1, 5.3.2, 5.3.6, 5.3.7 and 5.3.8 have been fulfilled as of the Option Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

             5.3.4 the Company shall have delivered to such Investor an opinion or opinions of counsel for the Company, dated as of the Option Closing Date, in the form attached hereto as Exhibit H hereto and otherwise reasonably acceptable to such Investor;

             5.3.5 the Company shall have delivered to such Investor duly executed certificates representing the Option Debenture and the Option Warrant;

             5.3.6 there shall have occurred no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent financial statements contained in the Disclosure Documents;

             5.3.7 the Company shall have authorized and reserved for issuance at least two hundred percent (200%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Debentures and exercise of all of the Warrants, including the Option Debentures and Option Warrants (such number to be determined without regard to any restriction on such conversion or exercise);

             5.3.8 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents; and

             5.3.9 the Initial Transaction Documents, the Subordination Agreement and (to the extent effective) the Contingent Guaranty shall be in full force and effect and no default, or event or occurrence that with the giving of notice or lapse of time (or both) would constitute a default, under any such agreement or instrument has occurred.

         5.4 Conditions to Company's Obligations at the Option Closing. The Company's obligations to effect the Option Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Option Closing
Date:

             5.4.1 the representations and warranties of such Investor set forth in this Agreement and in the Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

             5.4.2 such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Option Closing;

             5.4.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents; and

             5.4.4 such Investor shall have tendered to the Company the Purchase Price for the Debenture and the Warrant being purchased by it at the Option Closing by wire transfer of immediately available funds.

6. MISCELLANEOUS.

         6.1 Survival; Severability. The representations, warranties and covenants made by the parties herein and in the other Transaction Documents shall survive each Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

         6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. After the Initial Closing, each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Debentures or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Investor" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

         6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

         6.4 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a "group" as described in Section 13(d) of the Exchange Act, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.

         6.5 Injunctive Relief. Each Investor, on the one hand, and the Company, on the other hand, each acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

         6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

         6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investors pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier , addressed as follows:

             If to the Company:

             Vyteris Holdings (Nevada), Inc.
             13-01 Pollitt Drive
             Fair Lawn, NJ 07410
             Attn: Chief Financial Officer
             Tel: 201-703-2299
             Fax: 201-703-2295

             with a copy to:

             Lowenstein Sandler PC
             65 Livingston Avenue
             Roseland, New Jersey 07068
             Attn: Peter H. Ehrenberg, Esq.
             Tel:  973-597-2350
             Fax: 973-597-2351

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

         6.10 Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall, at the Closing, pay $65,000 in immediately available funds for its out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred or to be incurred by Satellite Strategic Finance Associates, LLC ("Satellite") in connection with its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. At the Closing, such amount may be netted out of the Purchase Price payable by Satellite.

         6.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise), and no provision hereof may be waived other than by a written instrument signed by the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                           [Signature Pages to Follow]

    IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first-above written.


VYTERIS HOLDINGS (NEVADA), INC.

By: /s/ Michael McGuinness
    ------------------------------
    Name: Michael McGuinness
    Title: Chief Financial Officer



SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By: Satellite Asset Management, L.P., its Manager


By: /s/ Authorized Person
    ---------------------


SATELLITE STRATEGIC FINANCE PARTNERS, LTD.

By: Satellite Asset Management, L.P., its Manager


By: /s/ Authorized Person
    ---------------------


Principal Amount of Debenture to be Purchased: $5,375,000

    IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first-above written.

VYTERIS HOLDINGS (NEVADA), INC.


By: /s/ Michael McGuinness
    ------------------------------
    Name: Michael McGuinness
    Title: Chief Financial Officer


PALISADES MASTER FUND, L.P.


By: /s/ Authorized Person
    ---------------------


Principal Amount of Debenture to be Purchased: $3,625,000

    IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first-above written.

VYTERIS HOLDINGS (NEVADA), INC.


By: /s/ Michael McGuinness
    ------------------------------
    Name: Michael McGuinness
    Title: Chief Financial Officer


QUBIT HOLDINGS LLC


By: /s/ Authorized Person
    ---------------------


Principal Amount of Debenture to be Purchased: $1,000,000